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                                                                      EXHIBIT 21

                           PARENTS AND SUBSIDIARIES


                                                 Percentage     State of
Parent Company            Subsidiaries             Owned        Incorporation
- --------------            ------------             -----        -------------
Eagle Bancshares, Inc.    Tucker Federal
                          Savings and Loan                      Federally
                          Association               100%        Chartered

                          Eagle Real Estate
                          Advisors, Inc.            100%        Georgia

Tucker Federal
Savings and Loan          Eagle Service
Association               Corporation               100%        Georgia

                          Eagle A.R.M.S., Inc.      100%        Georgia

                          Prime Eagle
                          Mortgage
                          Corporation               100%        Georgia